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                                                                 EXHIBIT a(1)(p)

                          SHORT-TERM INVESTMENTS CO.

                            ARTICLES SUPPLEMENTARY

   SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on December 8, 1999, has (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Seventy-five Billion (75,000,000,000) to Two Hundred One Billion Six Hundred Fifty Million (201,650,000,000) shares, (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: Twelve Billion Six Hundred Million (12,600,000,000) shares as shares of the Liquid Assets Portfolio--Cash Management Class, Fifty-seven Billion (57,000,000,000) shares as shares of the Liquid Assets Portfolio--Institutional Class, Three Hundred Million (300,000,000) shares as shares of the Liquid Assets Portfolio--Personal Investment Class, Three Hundred Million (300,000,000) shares as shares of the Liquid Assets Portfolio--Private Investment Class, Three Hundred Million (300,000,000) shares as shares of the Liquid Assets Portfolio--Reserve Class, Three Hundred Million (300,000,000) shares as shares of the Liquid Assets Portfolio--Resource Class, Six Hundred Million (600,000,000) shares as shares of the Prime Portfolio--Cash Management Class, Fifty-one Billion (51,000,000,000) shares as shares of the Prime Portfolio--Institutional Class, Three Hundred Million (300,000,000) shares as shares of the Prime Portfolio--Personal Investment Class, Three Hundred Million (300,000,000) shares as shares of the Prime Portfolio--Private Investment Class, Three Hundred Million (300,000,000) shares as shares of the Prime Portfolio-- Reserve Class, Eight Hundred Fifty Million (850,000,000) shares as shares of the Prime Portfolio--Resource Class, and Two Billion Five Hundred Million (2,500,000,000) shares as unclassified, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally, and (c) ratified and confirmed the issuance of shares of Common Stock of the Corporation, of each class of whatever portfolio, as reflected in the records of the Corporation, and further declared and confirmed that each such share, of whatever class of whatever portfolio, is duly authorized, validly issued, fully paid and nonassessable.

    SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Seventy-Five Billion (75,000,000,000) shares, $.001 par value per share, having an aggregate par value of $75,000,000, of which:

    (a) Five Billion (5,000,000,000) shares are classified as Liquid Assets Portfolio--Cash Management Class,
         Twenty Billion (20,000,000,000) shares are classified as Liquid Assets Portfolio--Institutional Class,


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         Three Billion (3,000,000,000) shares are classified as Liquid Assets
         Portfolio--Personal Investment Class,
         Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio--Private Investment Class,
         Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio--Reserve Class, and
         Three Billion (3,000,000,000) shares are classified as Liquid Assets Portfolio--Resource Class;

    (b) Six Billion (6,000,000,000) shares are classified as Prime Portfolio--Cash Management Class,
         Fifteen Billion (15,000,000,000) shares are classified as Prime Portfolio--Institutional Class,
         Three Billion (3,000,000,000) shares are classified as Prime Portfolio--Personal Investment Class,
         Three Billion (3,000,000,000) shares are classified as Prime Portfolio--Private Investment Class,
         Three Billion (3,000,000,000) shares are classified as Prime Portfolio--Reserve Class and
         Three Billion (3,000,000,000) shares are classified as Prime Portfolio--Resource Class; and

    (c)  Five Billion (5,000,000,000) shares are unclassified.


    THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Two Hundred One Billion Six Hundred Fifty Million (201,650,000,000) shares, $.001 par value per share, having an aggregate par value of $201,650,000, of which:

    (a) Seventeen Billion Six Hundred Million (17,600,000,000) shares are classified as Liquid Assets Portfolio--Cash Management Class, Seventy-seven Billion (77,000,000,000) shares are classified as Liquid Assets Portfolio--Institutional Class,
         Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio--Personal Investment Class, Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio--Private Investment Class,
         Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio--Reserve Class, and
         Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio--Resource Class;

    (b) Six Billion Six Hundred Million (6,600,000,000) shares are classified as Prime Portfolio--Cash Management Class,
         Sixty-six Billion (66,000,000,000) shares are classified as Prime Portfolio--Institutional Class,
         Three Billion Three Hundred Million (3,300,000,000) shares are classified as

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         Prime Portfolio--Personal Investment Class,
         Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio--Private Investment Class,
         Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio--Reserve Class and, Three Billion Eight Hundred Fifty Million (3,850,000,000) shares are classified as Prime Portfolio--Resource Class; and

    (c) Seven Billion Five Hundred Million (7,500,000,000) shares are unclassified.

    FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

    FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased and such additional shares were classified by the Board of Directors of the Corporation in accordance with section 2-105(c) of the Maryland General Corporation Law.

    SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Charter.

    The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

    IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 8, 1999.

                                     SHORT-TERM INVESTMENTS CO.

Witness:

/s/ KATHLEEN J. PFLUEGER             By: /s/ MELVILLE B. COX
-----------------------------           ---------------------------------
Assistant Secretary                     Vice President


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